AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 19, 2025

Registration Statement No. 333-[___]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

COSMOS HEALTH INC.
(Exact name of Registrant as specified in its Charter)

Nevada	5122	27-0611758
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5 AGIOU GEORGIOU, PILEA

THESSALONIKI, GREECE 55438

(312) 536-3102

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Grigorios Siokas

Chief Executive Officer

5 AGIOU GEORGIOU, PILEA

THESSALONIKI, GREECE 55438

(312) 536-3102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Elliot H. Lutzker, Esq. Mark Goldenberg, Esq. Davidoff Hutcher & Citron, LLP 605 Third Avenue, 34th Floor New York, NY 10158 (212) 557-7200

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities, or accept an offer to buy these securities, until the Registration Statement filed with the Securities Exchange Commission, of which this prospectus is a part, is effective. This prospectus is not an offer to sell these securities and is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION: DATED SEPTEMBER 19, 2025

78,637,352 Shares

of Common Stock

This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to (a) 72,159,091 shares of common stock, par value $0.001 per share (the “Common Stock”), of Cosmos Health. Inc., a Nevada corporation (the “Company”), which are expected to be issued in a conversion of the Company’s August 2025 Note (as defined below), and (b) up to 6,478,261 shares of Common Stock which are expected to be issued upon conversion of the Company’s June 2025 Note (as defined below) (collectively, the “Notes”). The total number of shares registered hereunder is based upon the shares potentially issuable pursuant to the terms of conversion of the Notes at maturity (based on the current outstanding principal balance of and assuming all interest payments are made in-kind). We note that the actual number of shares that may be issued under the Notes may be less, if the Notes are converted prior to maturity or if the Note holders elect to receive interest payments in cash. The total value of the 78,637,352 shares of Common Stock being registered hereunder is approximately $73,282,148, based on the last quoted sale price for our Common Stock of $0.9319 on September 18 2025.

The Selling Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will pay certain offering fees and expenses and fees in connection with the registration of their Common Stock and will not receive proceeds from the sale of the shares of Common Stock by the Selling Stockholders. See also “Plan of Distribution” on page 14 for more information.

Our common stock is listed for trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “COSM.” On September 18, 2025, the last trading day prior to the date of this prospectus, the closing price of the common stock on NASDAQ was $0.9319.

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully read and consider the “Risk Factors” beginning on page 7 of this prospectus before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________ , 2025.

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ADDITIONAL INFORMATION

You should rely only on this prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering (the “Offering”). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the shares of Common Stock of the Company registered hereby (the “Shares”) only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of the Shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Shares and the distribution of this prospectus outside of the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

You should not consider any information in this prospectus or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the shares offered by this prospectus. If the description of the Offering varies between this prospectus and the accompanying Registration Statement, you should rely on the information contained in this prospectus.

Unless otherwise indicated in this prospectus or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Cosmos Health Inc.” refer to Cosmos Health Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

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CAUTIONARY STATEMENT REGARD FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2024 and as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could,” “predicts,” “future” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is part of the Registration Statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 000-54436):

1.	Cosmos Health’s Registration Statement on Form S-1 (No. 333-265190), filed with the SEC on May 25, 2022;

2.	Cosmos Health’s Annual Report on Form 10-K, filed with the SEC on April 15, 2025;

3.	Cosmos Health’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, and for the quarter ended June 30, 2025 filed with the SEC on August 18, 2025;

4.	Cosmos Health’s Current Reports on Form 8-K, filed with the SEC on January 22, 2025, January 29, 2025, February 18, 2025, May 7, 2025, August 6, 2025, and August 11, 2025, respectively.

5.	Cosmos Health’s Schedule 14A Definitive Proxy Statement, filed with the SEC on August 22, 2025.

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We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cosmos Health Inc.

 5 Agiou Georgiou, Pilea

Thessaloniki, Greece 55438

 Attention: Corporate Secretary

Telephone: (312) 536-3102

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Health Inc.

Overview

The Company conducts its business within the pharmaceutical and the healthcare industry and is active in branded pharmaceuticals, generics and nutraceutical product markets. The pharmaceutical industry is highly competitive and is subject to comprehensive government regulations. Many factors may significantly affect the Company’s sales of its products, including, but not limited to, efficacy, safety, price and cost-effectiveness, marketing effectiveness, product labeling, quality control and quality assurance. Currently, most of the products that the Company is trading, compete with other products already on the market in the same therapeutic category, and are subject to potential competition from new products that competitors may introduce in the future.

Generic medicines are the pharmaceutical and therapeutic equivalents of branded pharmaceutical products and are generally marketed under their generic (chemical) names rather than by brand names. Typically, a generic drug may not be marketed until the expiration of applicable patent(s) on the corresponding branded product, unless a resolution of patent litigation results in an earlier opportunity to enter the market. Generic drugs are the same as branded products in dosage form, safety, efficacy, route of administration, quality, performance characteristics and intended use, but they are sold generally at prices below those of the corresponding branded products. Generic drugs provide a cost-effective alternative for consumers, while maintaining the same high quality, efficacy, safety profile, purity and stability of the branded product.

The Company also conducts its business within the global nutraceuticals market with our own brand which we consider to be highly qualitative and competitive. Nutraceuticals are defined as products that contain at least one dietary ingredient within them and can be consumed orally. Some of the purposes of nutraceuticals are used for immune system defense, energy, stress, bones and joints. The global nutraceutical market has shown a rise for demand and growth within the last several years. The global market is driven by the rising popularity of sports-based performance enhancement supplements and the focus on preventive healthcare measures. The COVID-19 pandemic has also driven the global market to a high demand for immunity boosting nutraceutical products.

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Corporate Strategy

Our main strategy initiative is focused on continuing our progress in becoming a global pharmaceutical wholesale and import/export company through the development of a lean, efficient and vertically integrated operating model, as well as, to expand our portfolio of our own branded nutraceutical and pharmaceutical products, grow our customer base and achieve our growth stabilization in this new market and gain an adequate size in the global nutraceuticals market. We are committed to serving our customers while continuing to innovate and provide products that make a difference in the lives of individuals. We strive to maximize our Stockholders’ value by adapting to market realities and customer needs. Our strategy involves the enhancement of our manufacturing capacities and building a multinational network or wholesalers, distributors, and pharmacies and simultaneously continuing to expand the portfolio of products that we distribute to that network.

We are committed to driving organic growth at attractive margins by improving execution, optimizing cash flow and leveraging our strong market position, while maintaining a streamlined cost structure throughout each of our businesses. We continue to further align our organization to our customers’ needs in a more seamless and unified way, while supporting corporate strategy and accelerating growth. Implementing this disciplined, focused strategy has allowed us to significantly expand our business, and we believe we are well-positioned to grow revenue and increase operating income through the execution of the following key elements of our business:

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Branded Pharmaceuticals: Branded pharmaceutical products are the primary product category that we produce and distribute. We constantly evaluate product availability, pricing, demand trends, and patent expirations to maximize our performance. As the patents for branded products near expiration, the generic equivalents enter the marketplace and the demand for those branded products start to decrease. We monitor these cycles closely and always look to find value in pricing fluctuations caused by the patent expirations as the generic equivalents enter the market.

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Generic Pharmaceuticals: Generic pharmaceutical products are the secondary product category that we produce and distribute. We apply the same discipline to generics that we do to the branded. We evaluate the demand and supply dynamics of branded products as their patents expire. This insight sheds light on the demand of generic products that take their place. Understanding the historical and market specific characteristics of generic product demand provides insight that we use to give guidance to our vendors that source our generic drug exports.

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Nutraceuticals & Food Supplements: The wholesale distribution of nutraceuticals and food supplements market offer most of the times greater margins than pharmaceutical products. We are always looking to expand the portfolio of products that we distribute to maximize our margins. We offer convenience to our customers by providing them a larger portfolio of products that they can source from a single vendor. In addition to being wholesalers for supplements and related products we are also creating our own brand of products to sell to our current customer base. Our wholesale business gives insight to what products are in demand and we communicate with our customer base to identify which products to develop. Owning a brand with an extensive portfolio of products provides the Company with significant opportunities to penetrate into global sale channels.

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Research & Development: We are committed to strategic R&D across each business unit with a particular focus for pharmaceutical and nutraceutical products with inherently lower risk profiles and clearly defined regulatory pathways. We are constantly evaluating the demand of food supplements in the markets that we currently distribute pharmaceutical products to. This research and analysis determines which pharmaceutical and nutraceutical products we choose to develop as well as their formulations. This approach maximizes the probability of successfully competing with other brands in the marketplace.

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Acquisitions: We regularly evaluate acquisition targets that would allow us to expand our distribution reach and/or vertically integrate into the supply chain of the products that we currently distribute. In addition to focusing on organic growth drivers, we are also actively pursuing accretive acquisitions that offer long-term revenue growth, margin expansion through synergies, and the ability to maintain a flexible capital structure.

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Local & Direct to Pharmacy Wholesale: We are expanding into the full-line wholesale distribution business through acquisition. Full-line pharmaceutical wholesalers provide the local markets with branded pharmaceuticals, generic pharmaceuticals, over-the-counter (OTC) medicines, vitamins and food supplements. By expanding our pharmaceutical distribution business, we will have a better ability to source more branded and generic products directly from manufacturers and sell our vitamins, food supplements and cosmetic products directly to pharmacies for better prices. We expect this expansion to increase our sales and profit margins as we vertically integrate into the supply chain.

To successfully execute our corporate strategy, we believe that the Company must adopt, incorporate and maintain the aforementioned core strengths, although no assurances can be made that the Company will be able to effectively implement these strategies.

Corporate Information

Cosmos Health Inc. (“us”, “we”, or the “Company”) was incorporated in the State of Nevada on July 21, 2009 under the name Prime Estates and Developments, Inc. for the purpose of acquiring and operating commercial real estate and real estate related assets. On November 14, 2013, we changed our name to Cosmos Health Inc. Our principal executive offices are located at 5 Agiou Georgiou, Pilea, Thessaloniki, Greece 55438, and our telephone number is (312) 536-3102. Our website address is www.cosmoshealthinc.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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THE OFFERING

Common stock offered:	78,637,352 Conversion Shares are being registered for resale by Selling Stockholders issuable upon exercise of the Notes issued to the Selling Stockholders.

Common stock outstanding prior to offering(1):	As of September 18, 2025, we had 31,013,876 shares issued and outstanding.

Conversion Shares:

On June 9, 2025, the Company issued a secured convertible promissory note (the “June 2025 Note”) to M2B Funding Corp. (the “M2B”) in the principal amount of $1,304,347.83. Pursuant to a Securities Purchase Agreement dated as of August 5, 2025, by and between the Company and ATW Digital Asset Opportunities VII LLC (the “ATW”), the Company agreed to issue and sell to the ATW a series of 9% original issue discount senior secured convertible promissory notes in the maximum aggregate principal amount of $300,000,000. The initial note in that offering in the aggregate original principal amount of $8,000,000 (the “August 2025 Note”) was issued and sold to ATW on August 7, 2025. On the Second Closing Date (as defined in the Purchase Agreement), the Company will, subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(b)(ii), 6(b) and 7(b) of the Purchase Agreement, issue a series of senior secured convertible notes each in the maximum aggregate principal amount of $2,000,000 to ATW. The Notes were not registered under the Securities Act and were sold pursuant to the exemptions provided in Sections 3(a)(9) and 4(a)(2) of the Securities Act. The Notes are convertible into the Common Stock of the Company (the “Conversion Shares”). The Conversion Shares are being offered pursuant to this prospectus.

Capital stock:

We are a Nevada corporation, and our affairs are governed by our Amended and Restated Articles of Incorporation and the Nevada Revised Statutes. Our authorized share capital is 400,000,000 shares consisting of 300,000,000 shares of Common Stock, par value $0.001 per share, and 100,000,000 shares of Preferred Stock, par value $0.001 per share. Our board of directors has recommended to our stockholders that our Articles of Incorporation be amended to increase the number of authorized shares of capital stock of the Company to 1,500,000,000 shares of Common Stock and 300,000,000 shares of “blank check” Preferred Stock. The stockholder vote on this proposal will take place during our 2025 Annual Meeting of Stockholders on September 30, 2025.

For more information about our Common Stock, you should carefully read the section in the accompanying base prospectus entitled “Description of Securities.”

Use of proceeds:	We will receive no proceeds from this offering. See “Use of Proceeds” on page 11 of this prospectus.

Risk factors:

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 9 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:	Our shares of Common Stock are listed on The Nasdaq Capital Market under the symbol “COSM.”

(1)

Except as otherwise indicated herein, the information above and elsewhere in this prospectus regarding outstanding shares of Common Stock is based on 31,013,876 shares issued and outstanding as of September 18, 2025 and excludes:

•	885,333 shares of Common Stock issuable upon the exercise of series B Warrants, each is exercisable at $3.00 per share.

•	212,383 shares of Common Stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share.

•	1,784,840 shares of Common Stock issuable upon exercise of Warrants issued in December 2022 having an exercise price of $11.00 per share and 260,870 shares of Common Stock issuable upon exercise of Warrants issued in December 2022 having an exercise price of $2.75 (as adjusted) per share.

•	20,162 shares of Common Stock issuable upon exercise of Warrants issued in July 2023 having an exercise price of $2.75 (as adjusted) per share.

•	1,333 miscellaneous warrants exercisable at prices ranging from $3.00 to $11.00 per share.

•	9,748,252 shares of Common Stock issuable upon exercise of new Series A Warrants to purchase up to 4,874,126 shares and new Series B Warrants to purchase up to

•	Up to 3,500,000 shares of Common Stock issuable upon 2024 Omnibus Incentive Plan.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2024 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

Risks Associated with Our Business

Risks associated with our business include:

•	We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain.

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Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

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We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

•	Taxation and transfer pricing could adversely affect our results of operations and financial condition.

•	Currency exchange rate fluctuations could adversely affect our results of operations and financial condition.

•	Cybersecurity risks and the failure to maintain the integrity of data could expose us to data loss, litigation and liabilities.

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We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this Offering, you may incur dilution.

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Risks associated with doing business internationally, as well as international economic conditions, various market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

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Risks relating to this Offering

The Company has no control over the use of proceeds.

The net proceeds from the sale of the shares of our Common Stock offered by the Selling Stockholders will be received by those Stockholders. We will not receive any of the proceeds from the sale of our shares in this offering, and accordingly, the Selling Stockholders, and not the Company, will have sole discretion over the use of the proceeds. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of Common Stock in this Offering. We may sell shares of Common Stock or other securities in any other offering at a price per share of Common Stock that is less than the price per share of Common Stock paid by investors in this Offering, and investors purchasing shares of Common Stock or other securities in the future could have rights superior to the existing Stockholders. The price per share of Common Stock at which we sell additional shares of Common Stock or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share of common stock paid by investors in this Offering.

Our stock price may be volatile.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the nutraceutical & pharmaceutical industries;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock by existing Stockholders, noteholders and warrant holders;
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

9

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

The shares of our Common Stock are thinly traded, our Common Stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

USE OF PROCEEDS

All net proceeds from the sale of the common stock covered by this prospectus will go to the Selling Stockholders who offer and sell their shares of Common Stock. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Conversion Shares by the Selling Stockholders.

MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On September 18, 2025, the last reported sale price of our common stock was $0.9319.

As of September 18, 2025, we had 31,013,876 shares vested and outstanding of our Common Stock. We had approximately 626 registered holders of record of our Common Stock. A substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

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DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

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DESCRIPTION OF THE NOTES

This prospectus relates to the resale by the Selling Stockholders identified in this prospectus of up to 78,637,352 shares of Common Stock, all of which are issuable upon the conversion of our currently outstanding Senior Secured Convertible Notes (the “Notes”) (such underlying shares being referred to herein as the “Conversion Shares”). The number of shares registered in the Registration Statement is based upon the shares potentially issuable under the Notes at maturity (based on the current outstanding principal balance of the Notes and assuming all interest payments are made in-kind). We note that the actual number of shares that may be issued under the Notes may be less, if the Notes are converted prior to maturity or if the Note holders elect to receive interest payments in cash. The total value of the 78,637,352 shares of Common Stock being registered hereunder is approximately $73,282,148, based on the last quoted sale price for our Common Stock of $0.9319 on September 18, 2025.

On June 9, 2025, the Company issued a secured convertible promissory note (the “June 2025 Note”) to M2B Funding Corp., a Florida corporation (the “M2B”). The June 2025 Note has a principal amount of $1,304,347.83 and was issued with an 8% original issue discount. Interest accrues at a rate of 18% per annum on the June 2025 Note, however, the first six months of interest accrued on the June 2025 Note immediately upon issuance. The June 2025 Note has a maturity date of June 9, 2026. The June 2025 Note is convertible into Common Stock at a conversion price of $0.40 per share.

Pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated as of August 5, 2025, by and between the Company and ATW Digital Asset Opportunities VII LLC, a  Delaware limited liability company (the “ATW”), the Company agreed to issue and sell to ATW a series of 9% original issue discount senior secured convertible promissory notes  in the maximum aggregate principal amount of $300,000,000 (the “Note Offering”). The initial note in the aggregate original principal amount of $8,000,000 (the “August 2025 Note”) was issued and sold to ATW on August 7, 2025. On the Second Closing Date (as defined in the Purchase Agreement), the Company will, subject to the satisfaction (or waiver) of the conditions set forth in Sections 1(b)(ii), 6(b) and 7(b) of the Purchase Agreement, issue a series of senior secured convertible notes each in the maximum aggregate principal amount of $2,000,000 to ATW.

The August 2025 Note and all other notes sold in the Note Offering will bear interest at a rate of 9% per annum. The interest shall be computed on the basis of a 360-day year and shall be payable in arrears on the first calendar day of each calendar month (each, an “Interest Date”) with the first Interest Date being September 1, 2025. Interest shall be payable on each Interest Date, in shares of Common Stock of the Company (the “Interest Shares”), par value $0.001 so long as there has been no Equity Conditions Failure (as defined in the  August 2025 Note) provided however, that the Company may, at its option following notice to the holder, pay Interest on any Interest Date in cash (the “Cash Interest”) or in a combination of Cash Interest and Interest Shares. Each note issued in the Note Offering will contain customary events of default and the Interest Rate will increase to an annual rate of 18% upon the occurrence of an Event of Default.

At any time after the date of issuance, the August 2025 Note and all other notes issued in the Note Offering shall be convertible into shares of Common Stock (the “Conversion Shares”). The number of Conversion Shares issuable upon conversion of a note shall be determined by dividing (x) the Conversion Amount by the lower of: (y) the Conversion Price and (z) the Market Price (as such terms are defined in the August 2025 Note). At the option of the holder, at any time on or after the Issuance Date, the holder may convert) (an “Alternate Optional Conversion”, and the date of such Alternate Optional Conversion, an “Alternate Optional Conversion Date”) all, or any part, of the note into shares of Common Stock (such portion of the Conversion Amount subject to such Alternate Optional Conversion, the “Alternate Optional Conversion Amount”) at the Alternate Conversion Price, as such terms are defined in the  August 2025 Note.

As an inducement for M2B to accede to the Company’s request to subordinate its secured position to ATW,

pursuant to an Intercreditor and Subordination Agreement, dated as of August 6, 2025, by and among ATW, M2B and the Company, the Company issued to M2B 500,000 shares of Common Stock, to be registered with the 326,087 restricted shares of Common Stock already granted to M2B (for a total of 826,087 shares).

DESCRIPTION OF CONVERSION SHARES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of Preferred Stock.

We presently have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” Preferred Stock. Our board of directors has recommended to our stockholders that our Articles of Incorporation be amended to increase the number of authorized shares of capital stock of the Company to 1,500,000,000 shares of Common Stock and 300,000,000 shares of “blank check” Preferred Stock. The stockholder vote on this proposal will take place during our 2025 Annual Meeting of Stockholders on September 30, 2025.

As of September 18, 2025, we had 31,013,876 shares of our Common Stock issued and outstanding, held by 626 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of Preferred Stock, which may be designated solely by action of our board of directors and issued in the future.

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Listing

The Company’s Common Stock is listed on the Nasdaq Capital Market under the symbol “COSM.”

Transfer Agent

Our transfer agent for our Common Stock is Globex Transfer, LLC, located at 780 Deltona Blvd., Suite 202, Deltona, Florida, 32725.

SELLING STOCKHOLDERS

The Conversion Shares being offered by the Selling Stockholders are those issuable to the Selling Stockholders, upon conversion of the June 2025 Note and the August 2025 Note, respectively. For additional information regarding the issuances of the Conversion Shares, see “Description of the Conversion Shares” above. We are registering the Conversion Shares in order to permit the Selling Stockholders to offer the shares for resale from time to time.  The Selling Stockholders are presently holders of the Notes.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Common Stock by the Selling Stockholders. The second column lists the number of shares of Common Stock beneficially owned by each Selling Stockholder, based on its ownership of shares of Common Stock, as of the date of this prospectus, assuming conversion of the Notes on that date, without regard to any limitations on conversion.  The third column lists the Conversion Shares being offered by this prospectus by the Selling Stockholder.

In accordance with the terms of the Notes, this prospectus generally covers the resale of the maximum number of Conversion Shares issuable upon exercise of the Notes, determined as if the Notes were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Notes. The fourth column assumes the sale of all of the Conversion Shares offered by the Selling Stockholders pursuant to this prospectus.

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Under the terms of the Notes, the Selling Stockholder may not exercise the Notes to the extent such exercise would cause the Selling Stockholders, together with its affiliates and attribution parties, to beneficially own a number of Conversion Shares (“Beneficial Ownership Limitation”) which would exceed 4.99% or 9.99%, as applicable, of our then outstanding shares of Common Stock following such exercise. The number of shares of Common Stock in the second and fourth columns do not reflect this limitation. The Selling Stockholders may sell all, some or none of its Conversion Shares in this Offering. See “Plan of Distribution.”

Names of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Conversion Shares to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering
M2B Funding Corp. (1)	6,478,261	6,478,261	(2)	-0-

ATW Digital Asset Opportunities VII LLC (1)	72,159,091	72,159,091	(2)	-0-

(1)

Unless otherwise indicated, the business address of M2B Funding Corp. is 66 W. Flagler Street, Suite 900, Miami, Florida 33130, and the business address of ATW Digital Asset Opportunities VII LLC is c/o ATW Opportunities Management, LLC, 17 State Street, Suite 2100, New York, New York 10004.  Additional information, if any, concerning named selling stockholder or pledgees, donees, transferees or other successors-in-interest of any such stockholder may be set forth in an additional prospectus supplement to the prospectus.

(2)

 Consists of 72,159,091 shares of common stock, par value $0.001 per share (the “Common Stock”) of Cosmos Health. Inc., a Nevada corporation (the “Company”), which are expected to be issued in a conversion of the Company’s August 2025 Note (as defined herein), and (b) up to 6,478,261 shares of Common Stock which are expected to be issued upon conversion of the Company’s June 2025 Note (as defined herein) (collectively, the “Notes”). The Notes are subject to the Beneficial Ownership Limitation  of 4.99% or 9.99%, as applicable, of the Company’s outstanding shares of Common Stock following the exercise of the Notes, and such limitation restricts the Selling Stockholders from exercising that portion of the Notes that would result in the Selling Stockholders and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

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The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of Common Stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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SHARES ELIGIBLE FOR FUTURE SALE

As of September 18, 2025, we had 31,013,876 shares of Common Stock outstanding. Of this amount, 9,817,542 shares of Common Stock held by existing Stockholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. As of the date of this prospectus, all of such shares are currently eligible for sale, subject to the limitations of Rule 144.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

•	the person is not our affiliate and has not been our affiliate at any time during the preceding three months;

•	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

•	1% of the number of shares of our issued share capital then outstanding, which will equal approximately 310,139 shares of Common Stock as of the date of this prospectus; or

•	the average weekly trading volume in our shares of common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

SEC POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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LEGAL MATTERS

Davidoff Hutcher & Citron LLP, 605 Third Avenue, New York, New York 10158, is acting as counsel for the Company in connection with the Offering.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus by reference from the Company’s annual report on Form 10-K for the year ended December 31, 2024, have been audited by RBSM LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PROSPECTIVE INVESTORS MAY RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE INVESTORS WITH DIFFERENT OR ADDITIONAL INFORMATION.  THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT SEEKING AN OFFER TO BUY IN ANY JURISDICTION WHERE SUCH OFFER, OR SALE, IS NOT PERMITTED.  THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CORRECT ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF THESE SHARES.

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78,637,352 Common Stock

COSMOS HEALTH INC.

PROSPECTUS

__________________, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated below:

SEC registration fee	$10,874.15
Legal fees and expenses	[*]
Accounting fees and expenses	[*]
Transfer agent fees and expenses	[*]
Printing and engraving expenses	[*]
Miscellaneous expenses	[_*_]
Total	[_*_]

*Estimated expenses are presently not known and cannot be estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

We have not entered into separate indemnification agreements with any of our directors or officers. The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our Amended and Restated Bylaws include certain indemnification provisions under which we are required to indemnify any of our current or former directors or officers against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company. In addition, our Amended and Restated Articles of Incorporation provide that the no director or officer of the Company shall be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that these provisions do not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes.

At present, there is no pending litigation or proceeding involving any of our directors or officers regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

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ITEM 16. EXHIBITS AND FINANCIAL SCHEDULES

(a) Exhibits:

Exhibit No.	Document Description

3.1	Amended and Restated Articles of Incorporation of the Registrant (1)

3.2	Certificate of Amendment to Articles of Incorporation (2)

3.3	Amended and Restated Bylaws of the Registrant (1)

4.1	Form of Senior Convertible Note, dated as of June 9, 2025 **

4.2	Amendment to Senior Convertible Note, dated as of August 6, 2025 **

4.3	Form of Senior Convertible Note, dated as of August 7, 2025 (3)

5.1	Opinion of Counsel to Registrant *

10.1	Securities Purchase Agreement dated as of August 5, 2025, by and between ATW Digital Asset Opportunities VII LLC and Cosmos Health Inc. (4)

10.2	Registration Rights Agreement, by and between dated as of August 5, 2025, by and between ATW Digital Asset Opportunities VII LLC and Cosmos Health Inc. (4)

10.3	Intercreditor and Subordination Agreement, dated August 6, 2025, by and among ATW Digital Asset Opportunities VII LLC, M2B Funding Corp. and Cosmos Health Inc. *

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14.1	Code of Ethics (5)

21	List of Subsidiaries (6)

23.1	Consent of RBSM LLP*

23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)*

24.1	Power of attorney (included on the signature page)*

107	Filing Fee Table*

_______________________

*	Filed with this Registration Statement.
**	To be filed by Amendment to this Registration Statement.

(1)	Incorporated by reference to the filing of the Current Report on Form 8-K filed by the Registrant on October 12, 2021.

(2)	Incorporated by reference to the Company’s Current Report on Form 8-K filed by the Registrant on December 19, 2022.

(3)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 11, 2025.

(4)	Incorporated by reference to the Current Report on Form 8-K filed by the Registrant on August 6, 2025.

(5)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 17, 2018.

(6)	Incorporated by reference to the filing of the Annual Report on Form 10-K filed by the Registrant on April 15, 2022.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable, or the information was previously presented in the financial statements and the related notes thereto.

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Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)1(i) and (a)(1)(ii) of above do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the  initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the  initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the  initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 19th day of September, 2025.

COSMOS HEALTH INC.

By:	/s/ Grigorios Siokas
Name:	Grigorios Siokas
Title:	Chief Executive Officer

We, the undersigned officers and directors of Cosmos Health Inc., hereby severally constitute and appoint Grigorios Siokas and Georgios Terzis (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Grigorios Siokas		September 19, 2025
Grigorios Siokas	Chief Executive Officer (Principal Executive Officer and Director)

/s/ Georgios Terzis		September 19, 2025
Georgios Terzis	Chief Financial Officer (Principal Accounting and Financial Officer)

/s/ Demetrios G. Demetriades		September 19, 2025
Demetrios G. Demetriades	Secretary and Director

/s/ John J. Hoidas		September 19, 2025
John J. Hoidas	Director

/s/ Anastasios Aslidis		September 19, 2025
Anastasios Aslidis	Director

/s/ Suhel Bhutawala		September 19, 2025
Suhel Bhutawala	Director

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